UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2012

Headwaters Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-32459	87-0547337
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10653 South River Front Parkway, Suite 300
South Jordan, UT	84095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 984-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Directors E. J. (Jake) Garn and William S. Dickinson communicated with the Registrant that they are retiring from the Board of Directors of Headwaters Incorporated effective as of the 2013 Annual Meeting of Stockholders scheduled for February 21, 2013.  Mr. Dickinson is a Class I director whose term expires as of that date.  Mr. Garn is a Class II director whose term would have expired at the 2014 Annual Meeting of Stockholders.  The seats on the Board of Directors currently held by Mr. Garn and Mr. Dickinson will be eliminated concurrently with their retirement.

(d) Effective January 1, 2013, the Board of Directors expanded the size of the Board of Directors by one director and elected Sylvia Summers as an independent, Class I director of the Registrant.  She will stand for election at the 2013 Annual Meeting of Stockholders.  Ms. Summers also has been appointed to serve on the Registrant’s Audit and Nominating and Corporate Governance Committees.  Ms. Summers has 18 years of general management experience in the high tech industry concluding in 2011 as Chief Executive Officer of Trident Microsystems, Inc.  Ms. Summers has a Masters degree in electrical engineering from the University of California at Berkeley and a Masters of business administration from Thomson CSF (France).

As compensation for her service on the Board of Directors, Ms. Summer will receive the Registrant’s standard compensation for non-employee directors. There are no arrangements or understandings between Ms. Summers and any other persons pursuant to which Ms. Summers was named a director of the Registrant.  Ms. Summers does not have any family relationship with any of the Registrant’s directors or executive officers or any persons nominated or chosen by the Registrant to be a director or executive officer. Ms. Summers has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 8, 2012
HEADWATERS INCORPORATED
(Registrant)

		By:	/s/ Kirk A. Benson
Kirk A. Benson
Chief Executive Officer
(Principal Executive Officer)